Exhibit (i)(2)

SUTHERLAND ASBILL & BRENNAN LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 202.383.0100 Fax 202.637.3593 www.sutherland.com

CYNTHIA R. BEYEA

DIRECT LINE: 202.383.0472

E-mail: cynthia.beyea@sutherland.com

July 29, 2015

Via EDGAR

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Realty Capital Income Funds Trust (the “Trust”) File Nos. 333-185734 and 811-22785 Post-Effective Amendment No. 14

Commissioners:

We hereby consent to the reference to our name under the caption “Legal Counsel” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File No. 333-185734) by the Trust with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Cynthia R. Beyea
Cynthia R. Beyea

cc:	John H. Grady, National Fund Advisors Natalya Zelensky, RCS Advisory Services Ronald Coenen Jr., Sutherland Asbill & Brennan